EXHIBIT 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made as of February 29, 2024, by and among THE CHILDREN’S PLACE, INC., a Delaware corporation (the “Lead Borrower”), the other Borrowers listed on the signature pages hereto (together with the Lead Borrower, collectively, the “Borrowers”), the Guarantors listed on the signature pages hereto (collectively, the “Guarantors”; the Guarantors together with the Borrowers, individually, each a “Loan Party”, and, collectively, the “Loan Parties”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (in such capacities, together with its successors and permitted assigns in such capacities, the “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Agent and the Lenders party hereto, which constitute the Required Lenders under the Credit Agreement referred to below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers, the Guarantors, the several banks and other financial institutions from time to time party thereto as lenders (individually, each a “Lender”, and, collectively, the “Lenders”), the Agent and the Term Agent, among others, are parties to that certain Amended and Restated Credit Agreement, dated as of May 9, 2019 (as amended by that certain (i) First Amendment to Amended and Restated Credit Agreement, dated April 24, 2020, (ii) Joinder and Second Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated October 5, 2020, (iii) Third Amendment to Amended and Restated Credit Agreement, dated April 23, 2021, (iv) Joinder and Fourth Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated November 15, 2021, (v) Joinder and Fifth Amendment to Amended and Restated Credit Agreement and Other Loan Documents, dated June 5, 2023 and (vi) Waiver and Amendment Agreement under Credit Agreement, dated October 24, 2023 (the “Sixth Amendment”) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to the Borrowers;

WHEREAS, the Obligations of the Borrowers to the Agent and the other Credit Parties are guaranteed by the Guarantors pursuant to the applicable Facility Guaranty, in each case as amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Obligations of the Loan Parties to the Agent and the other Credit Parties are secured by a continuing first priority security interest in and lien on, in favor of the Collateral Agent (for the benefit of the Credit Parties), all or substantially all of the assets of each Loan Party;

WHEREAS, on or about February 14, 2024, the Lead Borrower informed the Agent that Mithaq Capital SPC, Snowball Compounding Ltd. and certain of their affiliates and related entities (collectively, the “Mithaq Investors”) had acquired approximately 54% of the Lead Borrower’s outstanding shares of common stock and advised the Agent that such acquisition triggered a Change of Control under clause (a) of the definition thereof. As a result of the foregoing, on February 15, 2024, the Agent and the Term Agent, on behalf of the other Credit Parties, delivered the Letter re: Notice of Event of Default and Reservation of Rights (the “Reservation of Rights Letter”) to the Lead Borrower, which notified the Lead Borrower that an Event of Default under Section 8.01(m) of the Credit Agreement had occurred and is continuing (the “Existing Event of Default”), which Existing Event of Default also constitutes a “Specified Event of Default” as defined in the Credit Agreement;

WHEREAS, pursuant to the Reservation of Rights Letter, the Agent and the Term Agent, on behalf of the other Credit Parties, among other things: (a) reserved all of the Agent’s and other Credit

Parties’ respective rights and remedies with respect to the Existing Event of Default under the Loan Documents and applicable Law; and (b) reserved the right to impose the Default Rate (such right, the “Default Rate Right”);

WHEREAS, as a result of the Existing Event of Default, the Agent, on behalf of the other Credit Parties, has certain rights and remedies under the terms of the Credit Agreement and the other Loan Documents as well as applicable Law, including, without limitation, the right to (a) declare that the Aggregate Revolving Commitments are terminated; (b) accelerate the payment of all Obligations and demand immediate repayment thereof; (c) require that the Loan Parties Cash Collateralize all L/C Obligations; (d) exercise the Default Rate Right; and (e) exercise any other remedies available under the Credit Agreement and the other Loan Documents, at law or in equity;

WHEREAS, notwithstanding the foregoing, the Lead Borrower has requested that the Agent and the other Credit Parties forbear temporarily from exercising their rights and remedies (other than the Default Rate Right) in respect of the Existing Event of Default under the Loan Documents and applicable Law during the Forbearance Period (as defined below); and

WHEREAS, the Agent and the other Credit Parties are willing, subject to the terms and conditions set forth herein (including, without limitation, the satisfaction of all covenants and agreements by the Loan Parties set forth herein and in the other Loan Documents), and solely with respect to the Existing Event of Default to forbear from exercising their rights and remedies (other than the Default Rate Right), but only as and to the extent provided herein.

NOW, THEREFORE, with the foregoing recitals incorporated by reference and made a part hereof, in consideration of the mutual agreements contained in the Credit Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Existing Event of Default. Each Loan Party acknowledges and agrees that the Existing Event of Default has occurred and continues to exist as of the date hereof and that the Agent, on behalf of the other Credit Parties, possesses certain rights and remedies with respect to such Existing Event of Default under the Loan Documents and applicable Law as a result thereof. Each Loan Party further acknowledges and agrees that (a) the Obligations are payable on demand, which demand may be made at such time as selected by the Agent, on behalf of the other Credit Parties, in its sole discretion (or, at the request of the Required Lenders), except as specifically provided herein, (b) the Agent and other Credit Parties have no obligation to forbear from the exercise of their rights and remedies except as specifically set forth herein, and (c) the Lenders have no obligation to make additional Loans, issue additional Letters of Credit or otherwise make any other extensions of credit to any Borrower under the Loan Documents or applicable Law except as specifically set forth herein. Each Loan Party further acknowledges and agrees that the fact that the Agent and the other Credit Parties have not elected to exercise any of their additional rights and remedies under the Loan Documents or applicable Law is not a waiver of the Agent’s or any other Credit Party’s right to do so at any time in the future, except as specifically set forth in Section 9 below.

2.        Confirmation of Indebtedness; Ratification of Loan Documents.

(a)        Each Loan Party hereby agrees and acknowledges that:

(i)        as of the close of business on February 26, 2024, (A) the outstanding aggregate principal balance of Revolving Loans totaled $240,631,481.89, (B) the outstanding aggregate principal balance of the Term Loan totaled $50,000,000 and (C) the aggregate L/C Obligations totaled

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$10,696,929.00, in each case, exclusive of interest, fees (including attorneys’ fees), costs, expenses and other amounts chargeable to the Loan Parties under the Credit Agreement and the other Loan Documents;

(ii)        as of the date hereof, there exists no defense to the repayment by any Loan Party of any and all Obligations owing under and in respect of the Loan Documents;

(iii)        each Loan Party remains obligated to pay all principal, interest, reimbursement obligations, fees, expenses, and other amounts owing to the Agent and the other Credit Parties under and in respect of the Loan Documents when due and payable in accordance with the terms thereof;

(iv)        to the extent required by the Loan Documents and applicable Law, each Loan Party has received timely and proper notice of the Existing Event of Default, and hereby waives any rights to receive further notice thereof; and

(b)        Each Loan Party hereby (i) ratifies, confirms, and approves each of the terms and conditions of, and its liabilities and obligations under, each of the Loan Documents, (ii) reaffirms all of the liens and security interests heretofore granted in favor of the Collateral Agent pursuant to the Loan Documents as collateral security for the Obligations incurred under the Credit Agreement and the other Loan Documents, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such Obligations, continues to be and remains collateral for such Obligations from and after the date hereof, and (iii) acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Loan Documents, as applicable, presently are owing without offset, defense, or counterclaim.

(c)        Each Loan Party agrees that the validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact (including, without limitation, with respect to voting all or any part of any pledged Equity Interests) under any Loan Document is hereby ratified and reaffirmed as of the date hereof, and each Loan Party reappoints the Agent as its proxy and attorney-in-fact in accordance with the terms of the Loan Documents, as applicable, which appointment is irrevocable and coupled with an interest for the purpose of carrying out the provisions of the Loan Documents, as applicable.

(d)        Without limiting any other provision of this Agreement, each Loan Party acknowledges and agrees that the Agent and the other Credit Parties party hereto are entering into this Agreement in reliance upon all other agreements and representations of each Loan Party, including, without limitation, those agreements and representations of each Loan Party set forth in the Loan Documents and the agreements, acknowledgements, ratifications, and provisions set forth in this Section 2.

3.        Forbearance by Credit Parties.

(a)        Forbearance. In consideration of each Loan Party’s performance and strict compliance in accordance with each term and condition of this Agreement (TIME BEING OF THE ESSENCE), as and when due, the Agent and the other Credit Parties shall forbear from enforcing their rights and remedies (other than the Default Rate Right) under the Loan Documents and applicable Law against the Loan Parties as a result of the Existing Event of Default until the earliest of (i) March 29, 2024 at 11:59 p.m. (Eastern time), (ii) the date of the occurrence of any Default or Event of Default (excluding the Existing Event of Default) under the Credit Agreement or any other Loan Document, (iii) the date of the occurrence of any breach by any Loan Party of any of the terms set forth in this Agreement or (iv) the date that any Mithaq Investor or any other Person acting on its behalf indicates in writing that it will not satisfy (or, upon request, fails to re-confirm promptly in writing that it will satisfy subject to the terms of the Mithaq Subordinated Promissory Note (as defined below)) its obligation to fund the Secondary Mithaq

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Advance (as defined below) to the Loan Parties subject to the terms of the Mithaq Subordinated Promissory Note. Each of the events described in the foregoing clauses (i) – (iv) is referred to herein as a “Termination Event”, and the date of the earliest to occur of any Termination Event is referred to herein as the “Forbearance Termination Date”. The period commencing upon the Forbearance Effective Date (as defined below) and ending on the Forbearance Termination Date is referred to herein as the “Forbearance Period”.

(b)        Limited Agreement. Except as expressly set forth in this Agreement, the Agent’s and other Credit Parties’ agreement to forbear from exercising their rights and remedies shall be limited precisely as written and shall not be deemed (i) to be an amendment or waiver of the Existing Event of Default or any other Default or Event of Default, now existing or hereafter arising, or any other term or condition of the Credit Agreement and the other Loan Documents, (ii) to prejudice any right or remedy which the Agent or any other Credit Party may now have or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or otherwise, or (iii) to be a consent to any future agreement or waiver, or to create (nor shall any Loan Party rely upon the existence of or claim or assert that there exists) any obligation of the Agent or the other Credit Parties to consider or agree to any waiver or any other forbearance.

(c)        Enforcement of Rights. Each Loan Party acknowledges and agrees that on and after the Forbearance Termination Date, the Agent, on behalf of the other Credit Parties, shall have the right to immediately commence enforcement of their rights and remedies under this Agreement, the Loan Documents and applicable Law in respect of all then-existing Defaults and Events of Default, including the Existing Event of Default.

(d)        Agreement to Make Credit Extensions.

(i)        During the Forbearance Period, the Agent and the other Credit Parties hereby agree with the Borrowers that the applicable Credit Parties shall honor requests for Credit Extensions notwithstanding the continuance of the Existing Event of Default, but subject, in each case, to all of the other terms and conditions of the Credit Agreement, and so long as the requested Credit Extensions are substantially in accordance with the Approved Budget (as defined below).

(ii)        In the event that any Credit Party, pursuant to Section 3(d)(i) above or otherwise in its sole discretion, makes Credit Extensions to the Borrowers during the Forbearance Period, such Credit Extensions shall not constitute a waiver of the Existing Event of Default or any other Default or Event of Default, whether now existing or hereafter arising under the Loan Documents or applicable Law, shall not establish a course of dealing and, except as set forth in Section 3(d)(i) above, shall be without prejudice to the Agent’s and Credit Parties’ right to cease making credit extensions or otherwise cease extending credit or other financial accommodations at any time.

4.        Terms of Forbearance. From and after the Forbearance Effective Date and so long as the Existing Event of Default is continuing (it being understood and agreed that this Section 4 shall survive the termination of the Forbearance Period so long as the Existing Event of Default is continuing and has not been waived in accordance with Section 9):

(a)        Default Rate. Commencing on the Forbearance Effective Date, all outstanding Obligations under the Loan Documents shall bear interest at the Default Rate.

(b)        Cash Dominion.

(i)        The Loan Parties acknowledge and agree that, as a result of the Existing Event of Default, a Cash Dominion Event has occurred and is continuing and, notwithstanding anything

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herein to the contrary, none of the Agent or other Credit Parties is agreeing to forbear from exercising its rights and remedies under the Loan Documents and applicable Law in connection with the implementation of such Cash Dominion Event.

(ii)        In the event the Existing Event of Default is waived in accordance with Section 9, a Cash Dominion Event shall be deemed continuing upon consummation of the amendment to the Credit Agreement and the financing contemplated by (and pursuant to the terms of) that certain Indicative Term Sheet dated February 15, 2024, between 1903 Loan Agent, LLC (together with its affiliates, “Gordon Brothers”) and the Lead Borrower (the “Gordon Brothers Term Sheet”), in each case, in accordance with Section 9, unless otherwise agreed to in writing by the Agent and the Required Lenders.

(c)        Mithaq Advances; Mithaq Subordinated Promissory Note.

(i)        On or prior to February 29, 2024, the Loan Parties shall have caused the Agent to have received evidence, in form and substance satisfactory to the Agent, that the Loan Parties have received cash proceeds from one or more of the Mithaq Investors in an aggregate amount equal to $30,000,000 in the form of non-interest bearing, unsecured indebtedness (the “Initial Mithaq Advance”; and together with the Secondary Mithaq Advance referred to below, collectively, the “Mithaq Advances”, and individually, each a “Mithaq Advance”) pursuant to the terms of that certain Unsecured Promissory Note, duly executed by the Loan Parties party thereto and acknowledged and agreed to by Mithaq Capital SPC, on behalf of the Mithaq Investors (as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms hereof, the “Mithaq Subordinated Promissory Note”). The Loan Parties shall cause the Initial Mithaq Advance to be paid into and held in a segregated disbursement account which is not a Blocked Account (the “Mithaq Specified Account”) that will not contain any proceeds other than the Mithaq Advances (it being understood and agreed that the Loan Parties shall identify such Mithaq Specified Account to the Agent in writing prior to the making of any Mithaq Advance and, promptly upon Agent’s request, provide the cash balances held in such account). The Loan Parties shall promptly (and in any event, no later than five (5) Business Days (or such longer period agreed to by the Agent in writing in its sole discretion) after receipt thereof) use the proceeds of the Initial Mithaq Advance to make payments to certain critical vendors and in the amounts specified on the Vendor Payment Schedule (as defined below). The Loan Parties shall not (and shall not permit any of the Mithaq Investors to) amend, modify or otherwise agree to waive, without the prior written consent of the Agent, any of the provisions of (i) the Mithaq Subordinated Promissory Note or (ii) the TCP Board Letter Agreement (as defined below), in each case, in any manner that would adversely affect the rights of any Credit Party or would otherwise be more restrictive to the Loan Parties (other than, for the avoidance of doubt, with respect to any Corresponding Provisions (as defined in the Mithaq Subordinated Promissory Note) that are automatically amended, waived, supplemented or otherwise modified as a result of such corresponding amendment, waiver, supplement or other modification to the Credit Agreement). Notwithstanding anything to the contrary in the Credit Agreement (as amended by the Sixth Amendment), the Agent, the Term Agent and the Required Lenders consent to: (A) the incurrence of the Initial Mithaq Advance subject to the terms and conditions of this Agreement and the Mithaq Subordinated Promissory Note, and (B) subject to the Agent’s receipt of the Mithaq Subordination Agreement (as defined below), the incurrence of the Secondary Mithaq Advance subject to the terms and conditions of this Agreement and the Mithaq Subordinated Promissory Note.

(ii)        On or prior to March 15, 2024, the Loan Parties shall have caused the Agent to have received evidence, in form and substance reasonably satisfactory to the Agent, that one or more of the Mithaq Investors have escrowed sufficient cash and/or marketable securities to backstop its commitment to lend the full amount of the Secondary Mithaq Advance (as defined below) to the Loan Parties.

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(iii)        (A) On or prior to March 29, 2024, the Loan Parties shall have caused the Agent to have received evidence, in form and substance reasonably satisfactory to the Agent, that the Loan Parties have received additional cash proceeds from one or more of the Mithaq Investors in an aggregate amount equal to $48,600,000 in the form of non-interest bearing, unsecured indebtedness pursuant to the terms of the Mithaq Subordinated Promissory Note (the “Secondary Mithaq Advance”). The Loan Parties shall cause the Secondary Mithaq Advance to be paid into and held in the Mithaq Specified Account. (B) The Loan Parties shall use the proceeds of the Secondary Mithaq Advance in accordance with the Approved Budget; provided however that, if the Existing Event of Default has been waived pursuant to Section 9 below and any proceeds of the Secondary Mithaq Advance remains in such account at such time, the Loan Parties shall immediately cause the transfer of such proceeds to a Blocked Account agreed to between the Lead Borrower and the Agent.

(d)        DIP Budget. On or prior to March 6, 2024, the Loan Parties shall have delivered to the Agent and the Term Agent a debtor-in-possession budget, in form and substance satisfactory to the Agent and the Term Agent.

(e)        Additional Reporting. On Friday of each week (or, if Friday is not a Business Day, on the next succeeding Business Day), the Loan Parties shall deliver to the Agent and the Term Agent: (a) accounts payable aging reports as of the last day of the prior week and (b) reconciliations of actual cash receipts, actual disbursements, actual operating cash flow, actual net cash flow, actual Borrowings, actual Borrowing Base and actual Excess Availability against the corresponding projected amounts of each of the foregoing for the prior week, as reflected in the Approved Budget.

(f)        Credit Extensions. With respect to any Credit Extensions made by any Credit Party to the Borrowers during the Forbearance Period, the Borrowers will use the proceeds of such Credit Extensions substantially in accordance with the Approved Budget; provided that, the Loan Parties acknowledge and agree that no proceeds of any such Credit Extensions shall be used, directly or indirectly, to make any of the payments specified in the Vendor Payment Schedule.

(g)        Weekly Teleconferences. Not less than weekly, and as otherwise requested by the Agent, the Loan Parties shall (and shall cause members of its management team and, if requested by the Agent upon prior reasonable notice, one or more of the Mithaq Investors to) be available to conduct a telephonic meeting in which the respective representatives of the Loan Parties, the Agent, the Term Agent and their respective advisors and counsel shall be entitled to participate, whereupon the Loan Parties shall present, among other things, an update on the Loan Parties’ cash flow, changes in management, organizational structure, corporate governance, business operations and financial performance.

(h)        Know Your Customer Diligence. Each Loan Party shall, and shall cause its respective Subsidiaries, the Mithaq Investors and each of their respective directors, officers, employees, agents and Affiliates to, promptly provide all information requested by, and continue to cooperate with, Agent or any other Credit Party with respect to its due diligence pursuant to “know your customer” and anti-money laundering policies, rules and regulations, including, without limitation, the Patriot Act and the Canadian AML Legislation, as determined by the Agent or such other Credit Party in its sole discretion (such due diligence is referred to herein as “KYC Diligence”).

(i)        Board of Directors. The Loan Parties shall not permit any circumstances to exist by which (i) a majority of the members of the board of directors of the Lead Borrower (the “TPC Board”) cease to be composed of the individuals who are the members of the TCP Board on the Forbearance Effective Date (but before giving effect to any change to the TCP Board occurring on the Forbearance Effective Date) or (ii) a person is appointed to the TCP Board which is not a member of the TCP Board as of the Forbearance Effective Date (but before giving effect to any change to the TCP Board occurring on

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the Forbearance Effective Date) unless the Loan Parties shall have delivered (or shall have caused such person to deliver) to each Credit Party all information requested by such Credit Party for purposes of completing its KYC Diligence on such person and such Credit Party shall have completed its KYC Diligence to its sole and absolute satisfaction; provided however, this clause (ii) shall not preclude the appointment of Turki Saleh A. AlRajhi, Muhammad Asif Seemab, Muhammad Umair or Hasan Arshad (collectively, the “Initial Mithaq Board Members”) to the TCP Board on the Forbearance Effective Date so long as, on or prior to such appointment, the Loan Parties shall have delivered (or shall have caused each such Initial Mithaq Board Member to deliver) to the Agent a director’s certificate, in form and substance satisfactory to the Agent in its sole discretion (each, a “Director’s Certificate”), duly executed by each such Initial Mithaq Board Member. In the event the covenant set forth in Section 4(c)(iii)(A) has been satisfied in accordance with the terms thereof, and the Agent shall have concurrently received the Mithaq Subordination Agreement (as defined below), then the Loan Parties shall not be subject to the restriction described in the foregoing sub-clause (i) of this Section 4(i).

(j)        Key Persons. So long as the Existing Event of Default is continuing and has not been waived in accordance with Section 9, the Loan Parties will cause each Key Person to continue to hold its office and be actively engaged in the day-to-day management of the Loan Parties. As used herein, “Key Person” means each of (i) Jane Elfers, as chief executive officer and (ii) Sheamus Toal, as chief financial officer.

(k)        Consultants and Advisors. So long as the Existing Event of Default is continuing and has not been waived in accordance with Section 9, the Loan Parties shall (and shall cause their Affiliates) to continue to retain FTI Consulting and Centerview Partners, in their current capacities. The Loan Parties acknowledge and agree that the Agent will be permitted to continue to engage Berkeley Research Group, LLC (“BRG”) in its current capacity, at the cost and expense of the Loan Parties, and that the Loan Parties shall (and shall cause their Affiliates and advisors (including, without limitation, the Mithaq Investors, FTI Consulting and Centerview Partners)) to continue to cooperate with BRG.

5.        Director Certificates. Each of the Loan Parties acknowledge and agree that, in the event that (a) any representation, warranty, certification or statement of fact made by any Initial Mithaq Board Member in its applicable Director’s Certificate shall be incorrect, misleading or incomplete in any respect, in each case at any time, or (b) any Initial Mithaq Board Member shall breach any of its obligations under its applicable Director’s Certificate, any such event described in the foregoing clauses (a) and (b) shall constitute a breach of this Agreement and an immediate Event of Default under Section 8.01(b)(i) of the Credit Agreement and, for the avoidance of doubt, any such Event of Default shall be deemed continuing notwithstanding any subsequent resignation (or deemed resignation) of such Initial Mithaq Board Member from the TCP Board.

6.        Remedies Following Termination Event.

(a)        On and after the occurrence of a Termination Event, and without limiting any other remedy provided to the Agent or the Lenders under any other agreement, document, or instrument or under applicable law, the Forbearance Period shall terminate, the Agent and the Lenders shall immediately and permanently be relieved of any and all forbearance obligations set forth in this Agreement, and the Agent and the Lenders may proceed to enforce their rights and remedies under and in respect of the Loan Documents and applicable law, which rights and remedies are expressly reserved. The failure (or delay) of the Agent or the Lenders in exercising any remedy after any particular Termination Event shall not constitute a waiver of such remedy or any other remedy in that or in any subsequent instance, or otherwise prejudice the rights of the Agent or the Lenders in any manner.

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7.        Representations and Warranties. Each Loan Party represents and warrants to the Agent the other Credit Parties that:

(a)        the execution, delivery and performance by each Loan Party of this Agreement have been duly authorized by all necessary organizational action and do not and will not (i) violate any requirement of Law applicable to any Loan Party; or (ii) violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or the assets of any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, except to the extent such violation, default, or payment, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)        each Loan Party has read and fully understands each of the terms and conditions of this Agreement and is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection and not in reliance upon any representations, warranties, or agreements made by the Agent or the other Credit Parties not expressly set forth in this Agreement;

(c)        all representations and warranties of the Loan Parties contained in Article V of the Credit Agreement and any other Loan Document are true and correct in all material respects on and as of the date hereof after giving effect to the transactions contemplated hereby, except (i) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date, or (iii) to the extent that such representations and warranties specifically relate to the Existing Event of Default;

(d)        no Default or Event of Default (other than the Existing Event of Default) has occurred and is continuing and no Default or Event of Default will occur or result from the consummation of this Agreement and the transactions contemplated hereby.

8.        Conditions Precedent. Each party hereto agrees that this Agreement shall be effective upon the satisfaction (or waiver by the Agent and Required Lenders in their sole discretion) of each of the following conditions precedent (the date that such conditions are so satisfied or waived, the “Forbearance Effective Date”):

(a)        Forbearance Agreement. The Agent shall have received this Agreement fully executed by the Loan Parties, the Agent, the Term Agent and the Required Lenders.

(b)        Forbearance Fee Letter. The Agent shall have received a letter agreement fully executed by the Borrowers and the Agent (the “Forbearance Fee Letter”).

(c)        Approved Budget. The Agent, the Term Agent and the Required Lenders shall have received a 13-week cash flow forecast and budget, in form and substance satisfactory to each of the foregoing, which reflects the Loan Parties’ consolidated (i) projected cash receipts, (ii) projected disbursements, (iii) projected operating cash flow, (iv) projected net cash flow, (v) projected Borrowings to be requested by the Borrowers, (vi) projected Borrowing Base (which reflects, in each case, the implementation of the recommendations (including the reduction in NOLV) specified in the most recent inventory appraisal undertaken by the Administrative Agent) and (vii) Excess Availability (which reflects at all times an amount equal to the greater of (x) 10% of the Revolving Loan Cap and (y) $37,500,000) (the “Approved Budget”).

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(d)        Vendor Payment Schedule. The Agent shall have received a schedule setting forth the payments to be made to certain critical vendors, including the amounts thereof, with the proceeds of the Initial Mithaq Advance, which schedule shall be in form and substance satisfactory to the Agent (the “Vendor Payment Schedule”).

(e)        TCP Board Letter Agreement. The Agent shall have received that certain letter agreement, in form and substance satisfactory to the Agent (as amended, restated, amended and restated or otherwise modified from time to time in accordance with the terms hereof, “TCP Board Letter Agreement”) duly executed by each of the Lead Borrower and the Mithaq Investors party thereto.

(f)        Director Certificates. The Agent shall have received duly executed Director Certificates from each of the Initial Mithaq Board Members.

(g)        Proposed Board Member List. The Agent shall have received from the Mithaq Investors a list of potential persons to serve on the TCP Board (as such list may be updated from time to time so long as in connection therewith, each Credit Party shall have received all information requested thereby for purposes of completing its KYC Diligence, the “Proposed Board Member List”).

(h)        Cash Dominion. In connection with the Cash Dominion Event that is continuing as of the date hereof, the Loan Parties shall have executed and delivered to the Agent all documents required to enable the delivery of activation notices by the Agent to certain Blocked Account Banks, and shall have implemented a cash management system acceptable to the Agent which, unless otherwise agreed to by the Agent in its sole discretion, complies with the requirements set forth in Section 6.13 of the Credit Agreement, and in furtherance of the foregoing, the Loan Parties shall make any such modifications to such cash management system as requested by the Agent.

(i)        NOLV. The recommendations (including the reduction in NOLV) specified in the most recent appraisal undertaken by the Administrative Agent shall have been implemented in the determination of the Borrowing Base made on the date hereof and at all times hereafter in accordance with the terms of the Credit Agreement.

(j)        Fees and Expenses. The Agent shall have received payment in full of (i) the fees contemplated to be paid on the Forbearance Effective Date pursuant to the Forbearance Fee Letter and (ii) all outstanding costs and expenses (including, without limitation, all legal and consulting fees and expenses) incurred by the Agent in connection with the Credit Agreement, this Agreement and the other Loan Documents.

(k)        No Default. No Default or Event of Default (other than the Existing Event of Default) shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.

9.        Conditional and Limited Waiver.

(a)        If prior to the Forbearance Termination Date, the Loan Parties shall have satisfied each of the Waiver Conditions (as defined below), then the Existing Event of Default shall be deemed waived in its entirety on the date that all such Waiver Conditions are satisfied. For purposes of this Agreement, the “Waiver Conditions” shall mean the following:

(i)        the Loan Parties shall have received cash proceeds of $48,600,000 from the Secondary Mithaq Advance, in accordance with and subject to the terms of Section 4(c)(iii) above;

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(ii)        the Mithaq Investors, the Agent, the Term Agent and the Loan Parties shall have entered into a subordination agreement, pursuant to which the Mithaq Investors shall agree to subordinate all Indebtedness of the Loan Parties with respect to the Mithaq Advances to the prior payment in full of the Obligations and which is otherwise in form and on terms reasonably acceptable to the Agent and the Term Agent (such agreement is referred to herein as the “Mithaq Subordination Agreement”);

(iii)        the Loan Parties shall have consummated a financing transaction with Gordon Brothers on terms substantially consistent with the Gordon Brothers Term Sheet or otherwise reasonably acceptable to the Agent and the Term Agent (or such other financing transaction with such other Person and on terms reasonably acceptable to the Agent and the Term Agent) and in connection therewith, (A) the Agent, the Term Agent and Gordon Brothers (or such other Person) shall have entered into an intercreditor agreement on terms acceptable to the Agent, the Term Agent and the Required Lenders, (B) the Loan Parties shall have received no less than $121,000,000 of net proceeds in cash therefrom (such proceeds, the “New Term Loan”), (C) the Term Loan (including all interest accrued thereon and fees and expenses related thereto) shall have been paid in full in cash with the proceeds of the New Term Loan, and (D) the Agent and the other applicable Credit Parties shall have entered into an amendment to the Credit Agreement, on terms acceptable to the Agent and the other Credit Parties party thereto, to address, among other things, such new financing transaction, such repayment of the Term Loan and such other changes to the Credit Agreement (including pricing) and the other Loan Documents as may be required by the Agent and the Term Agent;

(iv)        each of the Agent and each other Credit Party shall have completed, to each of its sole and absolute satisfaction, all of its KYC Diligence with respect to the Loan Parties, their respective Subsidiaries, the Mithaq Investors and each of their respective directors, officers, employees, agents and Affiliates (including, without limitation, each of the Initial Mithaq Board Members and any other person who will be appointed to the TPC Board as of the Final Board Reconstitution Time (as defined in the Letter Agreement); and

(v)        no Default or Event of Default (other than the Existing Event of Default) then exists or would result from any of the foregoing.

(b)        The conditional and limited waiver set forth herein shall be effective only in such specific instance and for the specific purpose for which such waiver is given, shall not constitute a waiver of any Default or Event of Default (whether now existing or hereafter arising) other than the Existing Event of Default, and shall not entitle the Loan Parties to any other or further waiver in any similar or other circumstances.

10.        Release. Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agent and any other Credit Party, or any of their respective parents, affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives (collectively, the “Released Parties”), with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against any of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES each of the Released Parties from any liability therefor. The provisions of this Section 10 shall survive the termination of the Forbearance Period, this Agreement, the Loan Documents and each of the other

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documents or instruments executed in connection therewith, and payment in full of all obligations and all other amounts owing thereunder.

11.        Entire Agreement; Amendments and Waivers. There are no other understandings, express or implied, between the Loan Parties, on the one hand, and the Agent and the other Credit Parties, on the other hand, regarding the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement executed and approved in writing by the Loan Parties, the Agent, the Term Agent and the Required Lenders.

12.        No Waivers, Etc. Except to the extent the Agent and the other Credit Parties have agreed to forbear with respect to the Existing Event of Default pursuant to this Agreement, the Agent and each other Credit Party may enforce their rights and remedies to the fullest extent permitted under this Agreement, the Loan Documents and/or applicable Law. Neither this Agreement nor the compliance by the Agent, Term Agent or any Lender herewith shall be deemed or construed to be a waiver of the Existing Event of Default or any right or remedy to which the Agent or any other Credit Party may now or hereafter be entitled against any Loan Party, except to the extent explicitly provided herein. The failure of the Agent or any other Credit Party to insist upon the strict performance of any term, condition or other provision hereof or of any other agreement, document or instrument or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by the Agent or such other Credit Party of any such term, condition or other provision or Event of Default or Existing Event of Default in connection therewith; and any waiver of any such term, condition or other provision or any such Event of Default or Existing Event of Default shall not affect or alter this Agreement, the Credit Agreement, or the other Loan Documents except as expressly provided by the Agent and the Term Agent, on behalf of the other Credit Parties, in writing.

13.        Miscellaneous.

(a)        This Agreement shall constitute a Loan Document for all purposes. The provisions of Section 10.10 (Counterparts; Integration; Effectiveness), 10.11 (Survival), 10.12 (Severability), 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

(b)        Survival of Representations. The recitals of this Agreement and the representations and warranties made herein, in the exhibits, annexes and schedules, as applicable, attached hereto, and/or in certificates delivered pursuant hereto by any Loan Party shall survive the execution and delivery hereof, and shall continue in full force and effect with respect to the date as of which made so long as any obligation or indebtedness of any Loan Party to the Agent or other Credit Parties is outstanding.

(c)        Time of Essence; Strict Compliance. Time shall be of the essence with respect to each and every undertaking and obligation of the parties set forth herein. Strict compliance with all requirements of this Agreement and the other Loan Documents is required.

(d)        Specific Performance, Etc. Each of the parties stipulates that the Agent’s and each Lender’s remedies at law, in the event of any default or threatened default by any Loan Party in the performance of or compliance with any of the terms and provisions of this Agreement or the other Loan Documents on its part to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against a violation of any of the terms or provisions hereof, thereof or otherwise.

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(e)        Arm’s-Length Transaction. Each of the parties recognizes, stipulates and agrees that the Agent’s and the other Credit Parties’ actions and relationship with the Loan Parties, including, but not limited to, the relationship created or referenced by or in this Agreement, have been and continue to constitute arm’s-length commercial transactions, that such actions and relationship shall at all times in the future continue to constitute arm’s-length commercial transactions and that the Agent and each other Credit Party shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, employee or fiduciary of any Loan Party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE CHILDREN’S PLACE, INC., as Lead Borrower and as a U.S. Borrower

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Chief Operating Officer and Chief Financial Officer

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a U.S. Borrower

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP BRANDS, LLC, as a U.S. Borrower

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

THE CHILDREN’S PLACE INTERNATIONAL, LLC, as a U.S. Borrower

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

THE CHILDREN’S PLACE (CANADA), LP, by its general partner, TCP INVESTMENT CANADA II CORP., as a Canadian Borrower

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

[Signature Page to Forbearance Agreement]

THECHILDRENSPLACE.COM, INC., as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP IH II, LLC, as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP REAL ESTATE HOLDINGS, LLC, as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP INTERNATIONAL PRODUCT HOLDINGS, LLC, as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP INVESTMENT CANADA II CORP., as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

TCP INVESTMENT CANADA I CORP., as a Guarantor

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President and Treasurer

[Signature Page to Forbearance Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Term Agent, L/C Issuer, Swing Line Lender, as a U.S. Revolving Lender and as a Term Lender

By:	/s/ Emily J. Abrahamson
Name:	Emily J. Abrahamson
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as L/C Issuer, as Canadian Swing Line Lender and as a Canadian Revolving Lender

By:	/s/ Carmela Massari
Name:	Carmela Massari
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

BANK OF AMERICA, N.A., as a U.S. Revolving Lender and as a Term Lender

By:	/s/ Bryn Lynch
Name:	Bryn Lynch
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Revolving Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Forbearance Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Revolving Lender and as a Term Lender

By:	/s/ Dillon Klahn
Name:	Dillon Klahn
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Revolving Lender

By:	/s/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer

[Signature Page to Forbearance Agreement]

TRUIST BANK, as a U.S. Revolving Lender, as a Term Lender, and as a Canadian Revolving Lender

By:	/s/ Undrae L. Mitchell
Name:	Undrae L. Mitchell
Title:	Vice-President

[Signature Page to Forbearance Agreement]

HSBC BANK (USA), N.A., as a U.S. Revolving Lender, as a Term Lender, and as a Canadian Revolving Lender

By:	/s/ Swati Bhadada
Name:	Swati Bhadada
Title:	SVP, Corporate Banking

[Signature Page to Forbearance Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a U.S. Revolving Lender and as a Canadian Revolving Lender

By:	/s/ Paul L. Starman
Name:	Paul L. Starman
Title:	Vice President

[Signature Page to Forbearance Agreement]